UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2009

PAB BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-25422	58-1473302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, GA	31602
(Address of principal executive offices)	(Zip Code)

(229) 241-2775
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2009, PAB Bankshares, Inc. (the “Company”) announced that M. Burke Welsh, Jr. retired from his position as President and Chief Executive Officer of the Company and The Park Avenue Bank (the “Bank”) effective April 6, 2009.  Mr. Welsh also concurrently resigned from his position as a member of the Board of Directors of the Company and the Bank.  In connection with his retirement, Mr. Welsh, the Company and the Bank have entered into an Employment Termination Agreement, dated as of April 6, 2009 (the “Employment Termination Agreement”) pursuant to which Mr. Welsh will receive a one-time, lump-sum cash payment of $730,000.  Mr. Welsh has agreed to serve as a consultant to the Company and the Bank through March 31, 2010 pursuant to the terms of a Consulting Agreement entered into by the Company, the Bank and Mr. Welsh on April 6, 2009 (the “Consulting Agreement”) whereby Mr. Welsh will be available to consult with the Company during the transition period regarding certain regulatory, capital and asset quality matters. The foregoing discussion is qualified in its entirety by the Employment Termination Agreement and Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each are incorporated herein by reference.

Effective April 6, 2009, the Board of Directors of the Company and the Bank has promoted Mr. Donald J. “Jay” Torbert, Jr., from his position as an Executive Vice President and the Chief Financial Officer and Treasurer of the Company and the Bank to serve as President and Interim Chief Executive Officer of the Company and the Bank.  Mr. Torbert has been with the Company since 2000, and has served as an Executive Vice President of the Company and the Bank since August 2003 and as the Chief Financial Officer and Treasurer since August 2001. The Board of Directors will commence a search for a Chief Executive Officer.

Concurrent with Mr. Torbert’s promotion to President and Interim Chief Executive Officer, the Board of Directors of the Company and the Bank also promoted Ms. Nicole S. Stokes from her current position as a Vice President and the Controller of the Company and the Bank to Senior Vice President and Chief Financial Officer of the Company and the Bank.  Ms. Stokes, age 34, is a certified public accountant and has served as Vice President and Controller of the Company and the Bank since December 2005.  Prior to joining the Company in 2005, Ms. Stokes served as Senior Vice President and Controller for The Banc Corporation in Birmingham, Alabama since March 2004 and Assistant Controller for The Banc Corporation since September 2001.

As previously reported, effective March 31, 2009, Thompson Kurrie, Jr. was appointed as a director of the Company and the Bank.   On April 6, 2009, Mr. Kurrie was elected as a Vice Chairman of the Board of Directors of the Company and the Bank.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.1	Employment Termination Agreement among PAB Bankshares, Inc., The Park Avenue Bank and M. Burke Welsh, Jr., dated April 6, 2009.

10.2	Consulting Agreement among PAB Bankshares, Inc., The Park Avenue Bank and M. Burke Welsh, Jr., dated April 6, 2009.

99.1	Press release dated April 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

PAB BANKSHARES, INC.

By:	/s/ Donald J. Torbert, Jr.
Name:	Donald J. Torbert, Jr.
Title:	President and Interim Chief Executive Officer

Date:  April 7, 2009